EXHIBIT 10 (m)

Qool Aid LLC Promotion Order

Qool Aid LLC Promotion Order

Promoter’s Contact Information		Campaign Information
Company Name:	Karma Media, Inc.	Agreement Date:	04/05/04
Contact:	Dominique Einhorn	Affiliate ID:	Karma Media
Address:	5006 Coolidge Ave, Culver City, CA 90230 Dominique Einhorn	Payment:

Revenue Share payment to Promoter is as follows in any given calendar month:

30% of all sales originating from downloads acquired by promoters marketing efforts.

Upon termination by either party, promoter will receive for a period up to 12 months after termination date 25% of all sales originating from promoters downloads.

City, State, Zip:	Culver City, CA 90230
Payable To:	Karma Media, Inc.	QA Contact:	Jared Pobre
Phone:	310.397.1200	Phone:	949.258.4406
Fax:	310.398.2211	Fax:	949.258.4407
Email:	dom@karmamedia.com	Email:	jared@idealexposure.com

This Qool Aid LLC Standard Promotion Agreement (“Agreement”) made by and between Qool Aid LLC (“QA”), a California Limited Liability Corporation located 1048 Irvine Ave #345, Newport Beach, CA 92660-4602 and Promoter, whose name and address is set forth above (the “Promoter”), and having an effective date as of the date this Agreement is signed by each party, as provided below.

WHEREAS, QA is the owner of all rights and title to certain technology used to install certain Adware and web based search tools;

WHEREAS, QA has incorporated its proprietary technology into a group of software products known as “QoolAid/Qoologic” (the “Software”); and

WHEREAS, QA desires to enter into this Agreement with Promoter whereby Promoter can promote the Software on one or more World Wide Web sites operated by the Promoter, either from advertising which is located within the Promoter's software, or by the use of other marketing tools ("Channel”) which provide a link to QA's server for the purpose of facilitating user downloads of the Software, on the terms and conditions described below.

THEREFORE, QA hereby appoints Promoter as an authorized non-exclusive Promoter of the Software and, in consideration thereof, the parties hereby agree as follows:

1. Scope of License and Grant of Authority:

(a) QA grants to Promoter a non-exclusive license to (i) advertise, market, and otherwise promote the Software through the Channel operated by Promoter; and (ii) to use those trade names, logos, trademarks, and service marks (the “Marks”) specified by QA in writing for the sole and exclusive purpose of advertising, marketing, and otherwise promoting the Software.

(b) Promoter acknowledges QA's sole ownership of the Software and all associated Marks.  Nothing in this Agreement or in the performance thereof, or that might otherwise be implied by law, shall operate to grant Promoter any right, title, or interest in or to the Software or any Marks.  QA reserves all other rights not expressly granted to Promoter herein.

(c) Promoter shall make no representations or warranties about QA or Software except as expressly permitted by QA and agrees to refer all inquiries about QA or the Software to QA.

(d) During the term of this Agreement, Promoter shall promote the Software through its Channels.  The Parties shall reasonably agree on the manner in which the Software will be promoted, provided that Promoter shall use its best usual and customary efforts to promote the Software through its channels.

(e) Promoter agrees to sign the accompanying Addendum A: “Qool Aid LLC Anti-Spam Agreement."

2. Duties of QA:  During the term of this Agreement, QA shall:

(a) Maintain reasonable access to and notify Promoter of any change to the Software.

(b) QA shall be responsible for tracking any revenue.  “Revenue” shall mean any CPM, CPL, CPA or CPA advertising sales generated from the Software file by a user who has originated from the promoter's downloads

3. Payment: Payment for revenue share in a given month shall be made within 30 days from the end of said month minus any returns and charge backs, once QA has received an invoice.  If the compensation payable to the Promoter for any calendar month is less than $100, we will hold payment until the total amount due is at least $100 or, (if earlier) until this Agreement is terminated.

4. Promoter’s Covenants and Warranties: Promoter warrants that it has the right and authority to enter into this Agreement and that it shall use its best efforts to maintain and ensure the functionality of the download.

5. QA Warranties: QA warrants that it has the right and authority to enter into this Agreement and to grant Promoter the rights granted in this Agreement, that it has all rights, title, and interest in the Software or has obtained the right to grant the rights set forth in this Agreement, and that, to the best of its knowledge, the Software does not infringe upon or misappropriate the proprietary rights of any third party.

Qool Aid 1048 Irvine Blvd, #345, Newport Beach CA 92660 Phone: 949.258.4406 Fax: 949.258.4407

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, QA HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SOFTWARE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANT-ABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.  IN NO EVENT SHALL QA BE LIABLE FOR ANY LOSS OF DATA, LOST PROFITS, OR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR EXEMPLARY DAMAGES, EVEN IF QA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.  IN NO EVENT SHALL QA’S LIABILITY UNDER THIS PARAGRAPH EXCEED $5,000.

6. Relationship of the Parties: This Agreement shall not be construed to create a joint venture or partnership between the parties hereto and neither shall it be construed as giving to either party hereto at any time the right, power, or authority to act on behalf of, to impose any obligation on, or to represent the other, except as may otherwise be expressly set forth herein.

7. Indemnification: Each party hereby agrees to indemnify, defend and hold harmless the other party for all third party claims, losses, damages, and liabilities, including reasonable legal fees and costs, arising either from a breach of either party’s respective representations and warranties under this Agreement or from any other material breach of this Agreement.  In the defense or settlement of any claim for intellectual property rights infringement, the alleged infringing party may obtain for the other party the right to continue using and licensing the allegedly infringing materials, or replace or modify same so that they become non-infringing at no cost to the non-infringing party.  Neither party will have any obligation to indemnify the other party unless: (a) the indemnifying party is promptly notified of a potential claim by the party seeking indemnification; (b) the indemnifying party has sole control of the defense and settlement (subject to reasonable consent of the indemnified party) of the claims sought to be indemnified; and (c) the party seeking indemnification provides the indemnifying party with reasonable assistance, at the indemnifying party’s expense, in the defense and settlement of the claim sought to be indemnified.  Each party shall have the right to participate in the defense and/or settlement of such actions or proceedings at their own expense with counsel of their own choosing.

8. Termination: This Agreement can be terminated by either party by giving seven (7) days written notice.  Written notice may be given via electronic mail or by certified mail, return receipt requested through the United States Postal Service.  In the event of a termination of this Agreement, Promoter will immediately discontinue promoting the Software and using all trade names, trademarks, or logos, and will remove the Link from the Website.

9. Confidential Information: Any and all nonpublic information with regard to QA or the Software is proprietary and shall not be disclosed except as provided for by the terms and conditions of this Agreement.  Such information shall not be disclosed by Promoter to any third party or used by Promoter other than in furtherance of its obligations hereunder without first obtaining the express prior written consent of QA.  This Section shall survive the termination or expiration of this Agreement for a period of three (3) years.

10. Injunctive Relief: Promoter acknowledges that any violation of this Agreement by Promoter may cause irreparable injury to QA and QA shall be entitled to extraordinary relief in court including, but not limited to, temporary restraining orders, preliminary injunctions, and permanent injunctions.

11. Attorneys' Fees:  If court proceedings are required to enforce any provision of this Agreement, the prevailing party shall be entitled to award of reasonable costs and expenses of litigation and any appeal, including reasonable attorneys' fees.

12. Choice of Law: This Agreement shall be construed and controlled by the laws of the State of California and Promoter consents to exclusive venue in the Superior Court of Orange County, California.  Promoter hereby expressly waives all defenses of lack of personal jurisdiction and forum nonconveniens.  Process may be served on either party in the manner authorized by applicable law or court rule

Promoter
Name:	DOMINIQUE EINHORN
Signature:	/s/ Dominique Einhorn
Company:	KARMA MEDIA, INC.
Title:	CEO
Date:	04/05/2004
Qool Aid LLC
Name:	Jared Pobre
Signature:	/s/ Jared Pobre
Title:	President
Date:	4/5/04

Qool Aid 1048 Irvine Blvd, #345, Newport Beach CA 92660 Phone: 949.258.4406 Fax: 949.258.4407